UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report: October 25, 2004 (Date of earliest event reported):

VISUAL NETWORKS, INC

(Exact name of registrant as specified in its charter)

Delaware	000-23699	52-1837515
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2092 Gaither Road

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (301) 296-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 27, 2004, Visual Networks, Inc. (the “Company”, “Visual” or “we”) entered into an amendment to the General Agreement for the Procurement of Equipment, Services and Supplies, dated November 26, 1997, between the Company and AT&T Corp. The amendment adds the Visual UpTime Select product line under the agreement as a product line that AT&T may resell and that AT&T may use in providing its packaged services.

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 27, 2004, we announced our financial results for the quarter ended September 30, 2004. A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) On October 25, 2004, Ted McCourtney, a member of our Board of Directors, retired from the Board after more than eight years of service. As a result, the Company decreased the size of its board from eight to seven members.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

99.1	Press Release dated October 27, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISUAL NETWORKS, INC.

By:	/s/ Donald E. Clarke
Donald E. Clarke
Executive Vice President and
Chief Financial Officer

Dated: October 27, 2004

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EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated October 27, 2004

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